SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2006
MEDICAL DISCOVERIES, INC.
(Exact name of registrant as specified in charter)

Utah	0-12627	87-0407858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1338 S. Foothill Drive, #266, Salt Lake City, Utah 84108
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 582-9583

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry Into a Material Definitive Agreement.
     On July 29, 2006, MDI Oncology, Inc. (“MDIO”), a subsidiary of Medical Discoveries, Inc. (the “Company”) entered into a Definitive Master Agreement (the “Agreement”) with Eucodis Forschungs — und Entwicklungs GmbH of Vienna, Austria (“Eucodis”). Pursuant to the Agreement, MDIO licenced to Eucodis the exclusive right to develop, manufacture and commercialize MDIO’s formestane cream product in the European Union and certain surrounding countries. Eucodis is obligated to develop the products through Phase II clinical trials as per U.S. Food and Drug Administration and European Medicines Agency standards. If the product is not out-licensed by Eucodis following Phase II, then a Steering Committee created by the parties will determine whether and how to proceed to Phase III trials.
     According to the Agreement, MDIO will receive upfront license fees and milestone payments of approximately $2.5 million, plus royalties. In addition, MDIO has retained the right to complete a global out-license of the product upon certain payments to Eucodis.
     Finally, Eucodis has agreed to be responsible for manufacturing all product necessary for trials and MDIO has agreed to purchase product from Eucodis.
Item 8.01. Other Events.
     On August 3, 2006, the Company issued a press release regarding the Agreement. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

No.	Description

10.1	Definitive Master Agreement, dated as of July 29, 2006, by and between MDI Oncology, Inc. and Eucodis Forschungs — und Entwicklungs GmbH*

99.1	Medical Discoveries, Inc. Press Release, dated August 3, 2006.
* Certain confidential portions have been omitted pursuant to a confidential treatment request which has been separately filed with the Securities and Exchange Commission.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DISCOVERIES, INC.
By:	/s/ Judy M. Robinett
Judy M. Robinett
President and CEO

Dated: August 3, 2006

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EXHIBIT INDEX

No.	Description

10.1	Definitive Master Agreement, dated as of July 29, 2006, by and between MDI Oncology, Inc. and Eucodis Forschungs — und Entwicklungs GmbH*

99.1	Medical Discoveries, Inc. Press Release, dated August 3, 2006.
* Certain confidential portions have been omitted pursuant to a confidential treatment request which has been separately filed with the Securities and Exchange Commission.